CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the capitons "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report on The Olstein Financial Alert
Fund dated October 2, 1998 in the Registration Statement (Form N-1A) of
The Olstein Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 33-91770) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9038).

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
October 28, 1998